Exhibit 10.25

SUMMARY OF COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS

On February 20, 2006, after a review of performance, the Compensation Committee of the Board of Directors of Cabela’s Incorporated (“Cabela’s”) established fiscal 2006 base salaries and determined fiscal 2005 cash bonuses under Cabela’s Restated Bonus Plan (the “Plan”) for Cabela’s Named Executive Officers (as defined in Item 402(a)(3) of Reg. S-K).

Fiscal 2006 base salaries for Cabela’s Named Executive Officers are as follows:

Name	Title	2006 Base Salary
Dennis Highby	President and Chief Executive Officer	$670,683
Patrick A. Snyder	Senior Vice President of Merchandising	$413,418
Michael Callahan	Senior Vice President, Retail Operations and Marketing	$413,418
Ralph W. Castner	Vice President and Chief Financial Officer, and interim Chief Executive Officer of World’s Foremost Bank	$322,144
Brian J. Linneman	Vice President and Chief Operating Officer	$263,609

Fiscal 2005 cash bonuses for Cabela’s Named Executive officers under the Plan are as follows:

Name	Title	2005 Cash Bonus
Dennis Highby	President and Chief Executive Officer	$1,650,000
Patrick A. Snyder	Senior Vice President of Merchandising	$500,000
Michael Callahan	Senior Vice President, Retail Operations and Marketing	$500,000
Ralph W. Castner	Vice President and Chief Financial Officer, and interim Chief Executive Officer of World’s Foremost Bank	$415,000
Brian J. Linneman	Vice President and Chief Operating Officer	$415,000

Each of Messrs. Highby, Snyder, Callahan, Castner, and Linneman are employed “at will.” Fiscal 2006 base salaries for Cabela’s Named Executive Officers will be effective March 19, 2006, and fiscal 2005 cash bonuses for Cabela’s Named Executive Officers will be payable on March 3, 2006.

Cabela’s Named Executive Officers are parties to respective Management Change of Control Severance Agreements with Cabela’s and are eligible to receive an annual bonus award pursuant to Cabela’s Restated Bonus Plan. Cabela’s Named Executive Officers also are eligible to participate in Cabela’s broad-based benefit plans, including health and life insurance programs, 401(k) Savings Plan, and Employee Stock Purchase Plan, to receive awards under Cabela’s 2004 Stock Plan, and to receive certain perquisites offered by Cabela’s, including discounted prices on merchandise.

Additional information regarding the compensation awarded to Cabela’s Named Executive Officers in respect of and during fiscal 2005 will be set forth in the sections titled “Summary Compensation Table” and “Options Granted in Last Fiscal Year” of the Proxy Statement for Cabela’s 2006 Annual Meeting of Shareholders (the “Proxy Statement”), which sections are incorporated herein by reference. The Proxy Statement is expected to be filed with the SEC in March 2006.